Exhibit 3.3

CERTIFICATE OF FORMATION

OF

INTRINERGY OPERATING GP, L.L.C.

This Certificate of Formation, dated March 18, 2010, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.             Name.  The name of the Company is “Intrinergy Operating GP, L.L.C.”

2.             Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware  19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware  19801

EXECUTED as of the date written first above.

By:	/s/ Thomas Walker
Name:	Thomas Walker
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:49 PM 08/06/2010 FILED 02:10 PM 08/06/2010 SRV 100808537 - 4801103 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
INTRINERGY OPERATING GP, L.L.C.
(changing name to Enviva GP, LLC)

FIRST. This Certificate of Amendment to Certificate of Formation of Intrinergy Operating GP, L.L.C., a Delaware limited liability company, dated as of July 21, 2010, has been executed and is being filed by David Meeker in his capacity as Vice President of Intrinergy Operating GP, L.L.C., a Delaware limited liability company.

SECOND. The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to Enviva GP, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the date first above written.

INTRINERGY OPERATING GP, L.L.C.,
a Delaware limited liability company

By:	/s/ David Meeker
David Meeker, Vice President